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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the RadNet, Inc. 2006 Equity Incentive Plan of our report dated February 5, 2007, with respect to the consolidated financial statements of RadNet, Inc., included in its Annual Report on Form 10-K, and our report dated April 17, 2007, with respect to the consolidated financial statements of RadNet, Inc. included in its Transition Report on Form 10-K/T, as of December 31, 2006 and October 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' deficit and cash flows for the two month period ended December 31, 2006 and for each of the three years in the period ended October 31, 2006, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP
Los Angeles, California
June 7, 2007